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                   Daimler-Benz Vehicle Owner Trust 1998-A
                           Monthly Servicing Report
                  Servicer: Mercedes-Benz Credit Corporation
                           Trustee: Citibank, N.A.
                       Collection Period: February 2000


Distribution Date:
                   03/20/2000


Statement to Noteholders and  Certificateholders Pursuant to
Section 4.9 of the Sale and Servicing Agreement                                                   Per $1,000 of Original
                                                                                                      Class A/Class B
                                                                                                          Amounts
                                                                                                  ----------------------
      (i)     Principal Distribution
                   Class A-1                                                               $0.00         $0.000000
                   Class A-2                                                      $37,865,339.75        $74.538070
                   Class A-3                                                               $0.00         $0.000000
                   Class A-4                                                               $0.00         $0.000000
                   Class B Amount                                                          $0.00         $0.000000

     (ii)     Interest Distribution
                   Class A-1                                                               $0.00         $0.000000
                   Class A-2                                                         $705,489.71         $1.388759
                   Class A-3                                                       $1,892,000.00         $4.300000
                   Class A-4                                                       $1,051,830.00         $4.350000
                   Class B Amount                                                    $382,415.48         $4.683333

    (iii)     Monthly Servicing Fee                                                  $771,105.00
                   Monthly Supplemental Servicing Fee                                      $0.00

     (iv)     Class A-1 Principal Balance (end of Collection Period)                       $0.00
              Class A-1 Pool Factor (end of Collection Period)                          0.000000%
              Class A-2 Principal Balance (end of Collection Period)             $124,006,103.83
              Class A-2 Pool Factor (end of Collection Period)                         24.410650%
              Class A-3 Principal Balance (end of Collection Period)             $440,000,000.00
              Class A-3 Pool Factor (end of Collection Period)                        100.000000%
              Class A-4 Principal Balance (end of Collection Period)             $241,800,000.00
              Class A-4 Pool Factor (end of Collection Period)                        100.000000%
              Class B Principal Balance (end of Collection Period)                $81,654,551.40
              Class B Pool Factor (end of Collection Period)                          100.000000%

      (v)     Pool Balance (end of Collection Period)                            $887,460,655.23

     (vi)     Interest Carryover Shortfall
                   Class A-1                                                               $0.00         $0.000000
                   Class A-2                                                               $0.00         $0.000000
                   Class A-3                                                               $0.00         $0.000000
                   Class A-4                                                               $0.00         $0.000000
                   Class B                                                                 $0.00         $0.000000

              Principal Carryover Shortfall
                   Class A-1                                                               $0.00         $0.000000
                   Class A-2                                                               $0.00         $0.000000
                   Class A-3                                                               $0.00         $0.000000
                   Class A-4                                                               $0.00         $0.000000
                   Class B                                                                 $0.00         $0.000000

    (vii)     Balance of the Reserve Fund Property
              (end of Collection Period)
                   Class A Amount                                                 $57,100,909.30
                   Class B Amount                                                          $0.00

   (viii)     Aggregate Purchase Amount of Receivables repurchased by the
              Seller or the Servicer                                              $26,128,120.82
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